EXHIBIT 99.9
------------

AT THE TRUST
Robert G. Higgins                      Investor Relations
Vice President, General Counsel        L.G. Schafran - Chairman and
                                       Interim CEO/President
312-683-5539                           312 683-5525
bhiggins@banyanreit.com                ir@banyanreit.com


FOR IMMEDIATE RELEASE -
MONDAY, APRIL 16, 2001



       APPEAL PERIOD EXPIRES IN BANYAN SHAREHOLDER DERIVATIVE CASE;
                         LITIGATION NOW CONCLUDED


CHICAGO -- APRIL 16, 2001.   Banyan Strategic Realty Trust (Nasdaq:  BSRTS)
today announced that the 30-day period, within which a notice of appeal is required to be filed in the previously decided shareholder derivative action brought by Leonard G. Levine, has elapsed with no notice being docketed. Accordingly, the lower court's decision in favor of Banyan stands unchallenged.

     The issue facing the lower court was whether Banyan's trustees had authority, under Banyan's declaration of trust, to sell substantially all of the Trust's real estate assets without obtaining shareholder approval. In a March 14, 2001 order, United States District Court, Judge Ronald Guzman found in favor of Banyan. The absence of an appeal concludes this litigation.

     Banyan Strategic Realty Trust is an equity Real Estate Investment Trust
(REIT) that owns primarily office and flex/industrial properties. The properties are located in certain major metropolitan areas of the Midwest and Southeastern United States, including Atlanta, Georgia and Chicago, Illinois, and smaller markets such as Huntsville, Alabama; Louisville, Kentucky; Memphis, Tennessee; and Orlando, Florida. Banyan's current portfolio consists of properties totaling 3.5 million rentable square feet. As of this date Banyan has 14,291,940 shares of beneficial interest outstanding.



Except for the historical information contained herein, certain matters discussed in this release are forward-looking statements, the achievement of which involve risks and uncertainties such as the closing of the Denholtz transaction and other risks and uncertainties that are detailed from time to time in our reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission on March 9, 2001. Without limitation the foregoing, words such as "anticipates", "expects", "intends", "plans", and similar expressions are intended to identify forward-looking statements.




            See Banyan's Website at http://www.banyanreit.com.

     For further information regarding Banyan free of charge via fax, dial 1-800-PRO-INFO and enter BSRTS.


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